Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(41,467)
Unrealized Gain (Loss) on Market Value of Futures	(203,813)
Dividend Income	937
Interest Income	6,885
Total Income (Loss)	$(237,458)

Expenses
General Partner Management Fees	$2,572
Professional Fees	7,306
Brokerage Commissions	87
Non-interested Directors' Fees and Expenses	49
Prepaid Insurance Expense	40
NYMEX License Fee	51
Total Expenses	10,105
Expense Waiver	(7,017)
Net Expenses	$3,088
Net Income (Loss)	$(240,546)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/19	$4,338,841
Net Income (Loss)	(240,546)

Net Asset Value End of Month	$4,098,295
Net Asset Value Per Share (450,000 Shares)	$9.11

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596